UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 18, 2005



                            Silverstar Holdings, Ltd.
             (Exact name of registrant as specified in its charter)


            Bermuda                        0-27494                  N/A
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
         incorporation)                                      Identification No.)


            Clarendon House, Church Street, Hamilton, HM CX, Bermuda
             (Address of Principal Executive Offices with Zip Code)

       Registrant's telephone number, including area code: (441) 295-1422


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


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                                     Page 2

Item 7.01 Regulation FD Disclosure.

         On January 18, 2005, the Company issued the following press release:

SPEED Channel and Fantasy Sports, Inc. Expand Promotional Relationship

Tuesday January 18, 10:01 am ET

BOCA RATON, FL--(MARKET WIRE)--Jan 18, 2005 -- Silverstar Holdings Ltd. (NasdaqSC:SSTR - News) today announced its wholly owned subsidiary, Fantasy Sports Inc. (www.Fantasycup.com), has entered into an agreement with SPEED Channel that includes multiple fantasy sports promotion initiatives on SPEED Channel properties.

Under the agreement, all Fantasy Sports' NASCAR, BUSCH Series and One Race Challenge games will be designated as SPEED Fantasy Cup Auto Racing Games. SPEED Channel will promote the games prominently on its Web site (www.speedtv.com), and extensively over the air, prior to and during the course of the NASCAR season. Both companies will share naming and branding rights of the games. Additional cross promotion opportunities, such as dedicated weekly fantasy racing segments on SPEEDTV and future games are being considered by the parties.

As is the case with all Fantasy Sports, Inc. games -- STATS, Inc. will be responsible for back-end, turnkey operations management of the SPEED Channel games including development, Web hosting, technical operations and customer service.

Clive Kabatznik, CEO of Silverstar Holdings, said, "This agreement builds on our successful joint promotional relationship with SPEED Channel in 2004. We anticipate the SPEED Fantasy Cup Auto Racing Games will be prominently advertised across all SPEED Channel platforms. In particular, there will be significant on air promotion for the games that will start in mid January and run throughout the year. We are pleased to have strengthened our association with the number one dedicated racing channel. This further enhances our profile as the leading provider of NASCAR related fee-based fantasy sports games and provide us direct access to the 56 million NASCAR fans in the US."

"SPEED Channel consistently explores opportunities to reach out to our viewers and improve its offerings -- on-air, off-air online, and in 2005 wireless too," said Kevin Annison, SPEED Channel VP of Business Development & Operations. "Speed Channel is making an aggressive push into the fantasy game space and these games will be an integral part of that strategy in 2005. Partnering with STATS, Inc., and Fantasy Sports gives SPEED fantasy game offerings instant credibility. Home to NASCAR TV, it only makes sense for SPEEDTV.com to offer visitors as many ways as possible to connect to their favorite sport. This new relationship with Fantasy Sports and their NASCAR Nextel Cup and NASCAR Busch Series games gives race fans yet another reason to make regular visits to the SPEEDTV.com Web site and to tune in to SPEED Channel's NASCAR programming."

About Silverstar Holdings

Silverstar Holdings Ltd. is a publicly traded company focusing on acquiring controlling positions in high growth subscription-based businesses that stand to benefit from the economies of scale generated by Internet and other technology related platforms. It currently owns Fantasy Sports, Inc., a dominant provider of fee-based NASCAR related and other fantasy sports games, as well as a stake in Magnolia Broadband, a fab-less semiconductor company and innovator of radio frequency (RF) solutions for the cellular industry.

About SPEED Channel

SPEED Channel, entering its 10th season in 2005, is the nation's first and foremost cable network dedicated to motor sports and the passion for everything automotive. From racing to restoration, motorcycles to movies, SPEED Channel delivers quality programming from the track to the garage. Now available in more than 68 million homes in North America, SPEED Channel is among the fastest growing sports cable networks in the country. For more information, please visit www.SPEEDTV.com.
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About STATS, Inc.

With more than 20 years of experience in sophisticated sports data collection, processing and distribution -- STATS is the world's leading sports information and statistical analysis company. STATS provides exclusive information and data from its proprietary databases to fans, professional teams, print and broadcast media, iTV platforms, software developers and interactive and wireless service providers around the globe. STATS, Inc.'s business partners include FOX Sports, ESPN, CBS Sports, WGN Sports, Yahoo!, SI.com, MSNBC, AOL, Sporting News, EA Sports and the Associated Press. (http://biz.stats.com)

The statements which are not historical facts contained in this press release are forward-looking statements that involve certain risks and uncertainties, including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, regulatory approval processes, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed in the company's filings with the Securities and Exchange Commission.

Contact:

     Contacts:

     Clive Kabatznik
     Silverstar Holdings
     (561) 479-0040

     Erik Arneson
     SPEED Channel
     (704) 731-2189


     Nick Stamm
     STATS, Inc.
     (847) 538-2110


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    January 21, 2005

                                            SILVERSTAR HOLDINGS, LTD.


                                            By: /s/ Clive Kabatznik
                                                --------------------------------
                                                Name: Clive Kabatznik
                                                Title:  CEO